BERKELEY LIGHTS

BERKELEY LIGHTS, INC
5858 HORTON ST., SUITE 320
EMERYVILLE, CA 94608

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLI2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D97027-S62228 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BERKELEY LIGHTS, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.	**For**	**Against**	**Abstain**
1. Approve the issuance of shares of common stock of Berkeley Lights, Inc. ("Berkeley Lights") to the stockholders of IsoPlexis Corporation ("IsoPlexis") in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 21, 2022, by and among Berkeley Lights, Iceland Merger Sub Inc. and IsoPlexis (the "share issuance proposal").	☐	☐	☐
2. Approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Berkeley Lights special meeting to approve the share issuance proposal.	☐	☐	☐

Note: The proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement and Form of Proxy are available at www.proxyvote.com.

D97028-S62228

BERKELEY LIGHTS, INC.
Special Meeting of Stockholders
March 16, 2023, 8:00 a.m. PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott D. Chaplin as proxy and with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BERKELEY LIGHTS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 am, PDT on March 16, 2023, virtually at www.virtualshareholdermeeting.com/BLI2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side